                                                                    Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-50447 and 333-54025 of Columbus Southern Power Company on Form S-3 of our reports dated February 23, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 1998.

Deloitte & Touche LLP
Columbus, Ohio
March 29, 1999